UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016 (September 7, 2016)

HEALTHCARE TRUST OF AMERICA, INC.

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
Delaware	333-190916	20-4738347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

(480) 998-3478

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 7, 2016, Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) and Healthcare Trust of America Holdings, LP, the operating partnership subsidiary of HTA (the “Operating Partnership” and together with HTA, the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Jefferies LLC and BMO Capital Markets Corp., as representatives of the several underwriters named in the Underwriting Agreement (the “Underwriters”), for an underwritten public offering of 3,500,000 shares of HTA’s Class A common stock, $0.01 par value per share (the “Common Stock”), at a purchase price to the Underwriters of $33.6650 per share (the “Offering”). HTA has granted the Underwriters a 30-day option to purchase up to 525,000 additional shares of its Common Stock at a purchase price of $33.6650 per share. The Underwriters may offer the shares of Common Stock in transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Offering closed on September 13, 2016.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of or in connection with the Offering and for customary contribution provisions in respect of those liabilities.

In connection with the Offering, the directors and executive officers of HTA have entered into 60-day “lock-up” agreements in substantially the form attached to the Underwriting Agreement, subject to certain exceptions.

The Company received $117.8 million in gross proceeds, before deducting estimated offering expenses. The Company intends to use net proceeds from the Offering for general corporate purposes, including, without limitation, working capital, investment in real estate and repayment of debt.

The Offering was made pursuant to an automatic shelf-registration statement filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015 (File No. 333-202388), a base prospectus, dated February 27, 2015, included as part of the registration statement, and a prospectus supplement, dated September 7, 2016, filed on September 9, 2016, pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement is intended to be a summary and is qualified in its entirety to the terms of the Underwriting Agreement, attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

1.1	Underwriting Agreement, dated as of September 7, 2016, by and among Healthcare Trust of America, Inc., Healthcare Trust of America Holdings, LP, on the one hand, and Wells Fargo Securities, LLC, Jefferies LLC and BMO Capital Markets Corp., as representatives of the several underwriters named therein, on the other hand.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

Date: September 13, 2016	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman

Healthcare Trust of America Holdings, LP

By: Healthcare Trust of America, Inc., its General Partner

Date: September 13, 2016	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman